Exhibit 99

Press Release - March 23, 2005



NORTHERN EMPIRE BANCSHARES, DECLARATION OF STOCK DIVIDEND

The Board of Directors of Northern Empire Bancshares, the parent company of Sonoma National Bank, has declared a 5% stock dividend to shareholders of record on May 2, 2005. The distribution of new shares will be mailed directly from our transfer agent on approximately
May 31, 2005.